Form C

Cover Page

Name of issuer:

Cary Rx Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 11/13/2015

Physical address of issuer:

1300 7th st nw
washington DC 20001

Website of issuer:

http://www.caryrx.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/20/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$156,075.00	$66,884.00
Cash & Cash Equivalents:	$15,950.00	($628.00)
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$119,224.00	$11,068.00
Long-term Debt:	$161,375.00	$45,676.00
Revenues/Sales:	$58,646.00	$0.00
Cost of Goods Sold:	$57,209.00	$0.00
Taxes Paid:	$475.00	$175.00
Net Income:	($137,476.00)	($53,209.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Cary Rx Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Areo Nazari	CEO	CaryRx	2015
Nima Negahban	CTO	Kinetica	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Areo Nazari	CEO	2015
Kevin Lance	Secretary	2017
Nima Negahban	CTO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Areo Nazari	4320000.0 Common Stock	43.2
Nima Negahban	4320000.0 Common Stock	43.2

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Do not plan being able to resell or transfer your security as the investment will be illiquid. Plan on holding your investment for a significant period of time until there is a liquidity event.

There are no plans to pay dividends in the near future. Therefor income should not be expected from this investment.

As the Company continues to generate revenue, it will continue to experience significant operating losses as it expands its network, engages in additional development efforts, and grows its marketing and sales force in an effort to commercialize its products. The Company expects losses until such time, if ever, that its revenues from the sale of its products and services cover its expenses. Achieving and maintaining long-term profitability depends on successfully commercializing its products and technologies. The Company cannot assure you that it will be able to achieve any of the foregoing or that it will be profitable even if it successfully commercializes its products.

As the company grows, it is possible the management team will expand their business model to attempt to capture multiple revenue streams that may deviate from the original business model.

Nima Negahban is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Nima Negahban is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Company has not yet authorized Preferred Shares, so will have to do so before the SAFEs convert.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: 47.5% of funds will be used for marketing. 47.5% will be used towards operations including hiring, working capital, expenses. 5% towards WeFunder fees.

If we raise: **$1,070,000**

Use of Proceeds: 47.5% of funds will be used for marketing. 47.5% will be used towards operations including hiring, working capital, expenses. 5% towards WeFunder fees.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**,
Investors will receive a number of shares of Preferred Stock calculated using the method that results in the greater number of **Preferred Stock**:

(i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (80%) , or

(ii) if the valuation for the company is more than **$8 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

(iii) for investors up to the first **$200,000** of the securities, investors will receive a valuation cap of **$6,000,000** and a discount rate of 78%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

No Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.

Major Investor Threshold
Definition: A major investor is one who invests a minimum of $25,000.

Execution. Investors who invest less than $25,000.00 will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Units received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.

If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive

- shares of common stock equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock.
If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases.
If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors; (ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and (iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	9000000	9000000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	1,000,000

Describe any other rights:

Preferred Stock has not yet been issued, but will have liquidation preferences and no voting rights. Options will convert to Common Stock, so holders will receive voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Nima Negahban
Issue date	05/10/16
Amount	$145,643.00
Outstanding principal plus interest	$145,643.00 as of 11/09/18
Interest rate	1.0% per annum
Current with payments	Yes

This is an unsecure loan and there is no maturity date. It will be paid at the Company's discretion. The proceeds of this loan may be used for business expenses.

Loan

Lender	M & T Bank
Issue date	12/10/16
Amount	$150,000.00
Outstanding principal plus interest	$116,708.00 as of 11/09/18
Interest rate	5.75% per annum
Current with payments	Yes

This is a line of credit.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
5/2017	Section 4(a)(2)	SAFE	$78,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Nima Negahban
Amount Invested	$145,643.00
Transaction type	Loan
Issue date	05/10/16
Outstanding principal plus interest	$145,643.00 as of 11/09/18
Interest rate	1.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Principle Board Member

This is an unsecure loan and there is no maturity date. It will be paid at the Company's discretion. The proceeds of this loan may be used for business expenses.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Pharmacies are overdue for a digital upgrade. We're a full-service pharmacy in the palm of your hand. Simply add prescriptions to the app, and watch them come to your door. We offer free one-hour delivery in Washington D.C. via Postmates, and two-day shipping to Maryland and Virginia

Long-term, we aim to offer two-day shipping to the whole country and on-demand delivery in major metropolitan areas (Postmates is currently in 550 cities). Eventually, we'll also become a pharmacy benefits manager for employers so we can capture larger customers. In five years, CaryRx will be the go-to pharmacy around the country

Milestones

Cary Rx Inc was incorporated in the State of Delaware in November 2015.

Since then, we have:

- Within 7 months of launching, revenue run rate is nearly $500k.

- First pharmacy to partner with Postmates to automate delivery logistics

- 99%+ customer retention rate to date.

- Major clients include the U.S. Capitol.

- Competitive advantage: we're the only startup on the market led by a pharmacist (10+ years experience).

- Partners can grow with us as we scale: Postmates currently operates in 550 cities and McKesson (our drug supplier) is one of largest in the U.S.

- Record from order to delivery: 12 minutes.

Historical Results of Operations

Our company was organized in November 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $58,646 compared to the year ended December 31, 2016, when the Company had revenues of $0. Our gross margin was 2.45% in fiscal year 2017, compared to 0% in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $156,075, including $15,950 in cash. As of December 31, 2016, the Company had $66,884 in total assets, including -$628 in cash.

- *Net Loss.* The Company has had net losses of $137,476 and net losses of $53,209 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $280,599 for the fiscal year ended December 31, 2017 and $56,744 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $295,643 in debt, $78,000 in SAFEs, as well as $61,408 from McKesson Corporation.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 9 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Cary Rx Inc cash in hand is $25,852, as of October 2018. Over the last three months, revenues have averaged $32,737/month, cost of goods sold has averaged $19,275/month, and operational expenses have averaged $9,216/month, for an average net margin of $4,246 per month

Our net income has increased since in the current fiscal year as we are breaking a profit month to month. In addition, we paid off an initial inventory note of $60,000 to McKesson Corp. Our overall monthly fixed expenses have stabilized while our top line continues to grow.

We expect our fixed revenues to remain flat while staffing expenses will increase proportionally as our volume increases. Further, as COGS will also proportionally increase with our volume to support growth. In addition to staffing, our primary expense will be on marketing, which we are allocating roughly half of the seed round.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.caryrx.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Areo Nazari
- Kevin Lance
- Nima Negahban

Appendix E: Supporting Documents



INVEST IN CARYRX

maximum target met

$0
raised of $0 maximum target from 0 investors

Tech Enabled, On-Demand Pharmacy with Free Same-Day Delivery

Pharmacies are overdue for a digital upgrade. We're a full-service pharmacy in the palm of your hand. Prescribers send us your prescription. Simply order on-demand in the app, and watch them come to your door. We offer free one-hour delivery in Washington D.C. via Postmates, and two-day shipping to Maryland and Virginia. With a customer acquisition cost of $10, lifetime value of $330, and 99% retention rate for our 1,400 patients, we are ready to bring CaryRx to the rest of the country.

Areo Nazari
CEO and Founder
Pharmacy Manager and Business Development for Corporate Pharmacy Chains.

Why you may want to invest

1. 99%+ customer retention rate.
2. In one year, filled 40,000+ doses for over 1,400 patients.
3. First pharmacy to partner with Postmates to automate delivery logistics.
4. Within 7 months of launching, revenue run rate is nearly $500k.
5. Competitive advantage: we're the only startup on the market led by a pharmacist (10+ years experience).
6. Partners can grow with us as we scale: Postmates currently operates in 550 cities and McKesson (our drug supplier) is one of largest in the U.S.
7. Record from order to delivery: 12 minutes.

Our Ambition

In five years, CaryRx will be the go-to pharmacy around the country. We aim to cover all 50 states with two-day shipping, and offer on-demand delivery in major metropolitan areas. By partnering with McKesson (ranked #6 by Fortune in 2017) and Postmates (operating in 550 cities), we have the inventory and built-in workforce to deliver a high volume of prescriptions as we expand.

CaryRx_Deck_.pdf

caryrx.com

$ 100 min

REMIND ME (0)

What you are investing in

Future Equity (Wefunder SAFE)

~~$8M~~ **$6M** valuation cap

First $200K investors of this fundraise will invest in a SAFE with a $6M valuation cap and 22% discount.

22.0% discount
$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $6M in the future.

Earning a return
Learn more about SAFEs

app healthcare health_and_fitness technology

Why I Like CaryRx

INVESTOR QUOTE? Do you have a quote from a previous investor or well-known industry professional who can write a few sentences about why they love you?

PREVIOUS INVESTOR
PREVIOUS INVESTOR

THE BUZZ ABOUT CARYRX

This pharmacy is amazing. Your doctor can send them prescriptions or you can ask them to transfer over existing ones from your old pharmacy. Then, you can ask questions and get customer service support via typing on the app. They're EXTREMELY responsive and helpful. They can also request refills for you when it's time. Then, it's delivered to your door, same day. My prescriptions come in a box, sealed up, and the first order I made included a free welcome gift of chapstick and hand sanitizer. Cannot recommend these folks highly enough.



Dallas T.
Customer

Discovering CaryRx has been one of the best things ever! Everyone should use it. With basically zero effort on your part, they will work with your current pharmacy to transfer your medicine to their pharmacy. They will also contact your doctor to renew a prescription. You just add the prescription you need to the cart, they'll calculate the cost based on your insurance, and then you can choose three different methods for them to deliver your medicine - two are completely free. They've always delivered all my medicine on time, with no issues. Plus, if you have any questions, you can just message them through the app. They are extremely responsive and helpful. There is seriously no reason not to use CaryRx. Your life will be so much better.



Rina M.
Customer

Other players in this space like NowRx and CaryRx are acutely aware of the evolving needs of the empowered consumer, and as a result, we are seeing these technology companies disrupt the traditional healthcare system to bring more transparency, choice and convenience to today's consumer.



Noah Glass
Writer for Forbes Technology Council

I will never go to any other pharmacy ever again. This process was so easy and the service was so great... Instead of me having to constantly make phone calls to follow up, they were pro-actively following up with me and making sure that I got exactly what I needed WHEN I needed it and WHERE I was at that moment. Nothing could be more convenient. I'm a 31 yr old CEO and I work long hours and don't have time to hassle with transferring prescriptions but this process was so fast - on my phone - took less than 5 minutes. Best decision I ever made. Also very impressed with the packaging. Nice work giving the customer a great experience... Props to you, CaryRX, you guys are game changing. How do I invest??

Paige C.
Customer

The best thing to hit Pharmacies since medicine itself. How can you make medicine better? Get it delivered to your door, same day, for free! Best customer service, and they are right there, call or text to answer any questions you have. The app is super easy and they take my insurance. Super happy customer, and I let everyone know. Thank you CaryRx! I feel better already!



Cori G.
Customer

The best thing about this whole thing is that it's started by a bunch of local kids who are trying to revolutionize the pharmacy business, what more could you want? Did I mention the delivery is free?

The Unmanly Chef
Food and Lifestyle Blog

CaryRx streamlines this pharmaceutical service to best fit the needs of every individual consumer. CaryRx is a new and innovative company based out of Washington DC that is completely re-inventing the pharmacy world. The new company recently partnered with Postmates to act as a same-day delivery service to patients in the District area.



Gabrielle Flavoni
Writer for Rho Chi Post

THE DIAMONDBACK

UMD alumni create a pharmaceutical delivery app

UMD alumni create a pharmaceutical delivery app - The Diamondback University of Maryland alumni created a mobile app for on-demand pharmacy with same-day shipping. The app, called CaryRx, includes sections for an individual to chat with a
August 21, 2018 @ dbknews.com

Forbes

The Bag Versus The Box

In the $5 trillion U.S. retail segment, brick-and-mortar retailers continue to face an existential threat in the form of e-commerce retailers, which have already captured nearly $500 billion (paywall) thanks to lower cost structure and greater convenience.
August 21, 2018 @ forbes.com

APhA

DC company launches on-demand prescription delivery

Tech firm CaryRx has unveiled a same-day prescription delivery service that allows patients or their doctors in Washington, DC, to order prescriptions using a mobile app and receive free delivery through its fulfillment partner, Postmates. CaryRx was
August 21, 2018 @ pharmacist.com

CaryRx Launches in Washington, D.C. as Postmates' First Prescription Delivery Partner

New App Redefines the Standard For How People Interact With Their Pharmacy
August 21, 2018 @ prnewswire.com

D.C.-based CaryRx just launched on-demand prescription delivery - Washington Business Journal

A D.C.-based tech company has just launched a same-day prescription delivery service, diving into an increasingly crowded field of firms that aim to get people their pharmaceuticals as quickly as possible. The company, CaryRx, allows patients or their
July 11, 2018 @ bizjournals.com

Kevin Lance, Co-Founder of CaryRx | CEO's You Should Know | HOT 99.5

Kevin Lance is Co-Founder and VP of Business Development at CaryRx and has worked for the Company since its inception. Mr. Lance's responsibilities at CaryRx include marketing, identifying partnership opportunities, community outreach, and
November 27, 2017 @ hot995.iheart.com

Rebuilding the pharmacy from shop to digital: Interview (Includes interview and first-hand account)

CaryRx is a pharmacy startup that has set out to rebuild the pharmacy concept from the ground up, through the use of a mobile app. To hear more about this next generation approach to pharmacies we spoke with company co-founder Areo Nazari.
November 12, 2017 @ digitaljournal.com

The future of pharmacy at our fingertips - Rho Chi Post

By: Gabrielle Flavoni, PharmD Candidate c/o 2018 - Pharmacists have always been deemed one of the most accessible health care providers in the community, especially to those who cannot often travel long distances. Over the years, many
October 1, 2017 @ rhochistj.org

Pharmacy App That's a Game Changer

This is a sponsored post, all thoughts and opinions are my own* I know this is a food blog, but sometimes an app is so good that transcends food that I gotta share it with you guys. So basically g...
August 16, 2017 @ theunmanlychef.com

CaryRx brings prescription delivery to D.C. through Postmates - Drug Store News

Javascript must be enabled for the correct page display Skip to Content PHARMACY WASHINGTON - CaryRx and PostMates are bringing same-day delivery to patients in the Washington, D.C. metro area through their partnership. CaryRx's mobile app lets
August 4, 2017 @ drugstorenews.com

caryrx

CaryRx announced today the launch of its same-day prescription drug delivery service for people in the Washington, D.C. metro area. The Washington-based company is hoping that the convenience of its user-friendly app will draw people
August 3, 2017 @ massdevice.com

Mobile prescription delivery service launches in DC | Drug Delivery Business

CaryRx announced today the launch of its same-day prescription drug delivery service for people in the Washington, D.C. metro area. The Washington-based company is hoping that the convenience of its user-friendly app will draw people
August 3, 2017 @ drugdeliverybusiness.com

DC startup CaryRx hopes to disrupt prescription drug home delivery | WTOP

"There are other companies that have gotten into this industry and tried to fix the problem of delivery to people directly, and it didn't work for a lot of other companies because they were not the pharmacy so they were not making money selling
July 31, 2017 @ wtop.com

DC's New On-Demand Mobile Pharmacy Will Deliver Your Prescriptions For Free

In a time when you can have chef-prepared meals dropped off at your desk, groceries delivered by robot, and a private car at your disposal at the push of a button, why are any of us still standing in line at the pharmacy?
July 31, 2017 @ washingtonian.com

A Pharmacy in Your Phone


11:14 PM
100%
Let's add a prescription.
I have a paper prescription.
I would like to transfer from a pharmacy.
My doctor will send it.


T-Mobile
11:58 PM
65%
My Orders
Current Order
Past Orders
ORDER PROGRESS
Add your delivery and payment details.
Add delivery and payment
ORDER SUMMARY
Prescription copay
Cipro 500 mg
$5.00
Insurance
Aetna
Delivery location
Office


11:14 PM
100%
My Orders
Current Order
Past Orders
En route.
Your order is on its way!
Chad Sims
Cary Courier
ORDER SUMMARY
Prescription copay

The Problem: Retail Pharmacy is a Poor Experience

If you've been to your local brick and mortar pharmacy recently, you're likely all too familiar with long lines (45 minutes is the average) and poor communication. Pharmacy is a broken model that is ready for disruption.

The Solution: A Tech Infused Pharmacy that Delivers Prescriptions On-Demand

We are a tech infused pharmacy serving DC (free same day delivery), MD and VA (free 2-day shipping). At the businesses core is our mobile app that allows patients to order prescriptions with an "Uber" like experience, including features such as in-app chat with the pharmacy team, easy refill requests and order tracking.

We built a proprietary platform around on-demand and mobile delivery, which allows us to have a true on-demand experience. When a prescription is sent to our pharmacy for a patient, the patient receives instant notifications that their prescriptions can be ordered. They can take a picture of their insurance card, add a payment method, confirm copays, track deliveries and drivers on a map, contact drivers, leave delivery notes and chat with the pharmacy team all within our app. Within our current same day delivery radius of DC, we have had prescriptions delivered in as quick as 12 minutes (for free) from the time the electronic prescription was received. There are only a few companies right now in the country who offer a true on-demand mobile experience for prescription delivery.

Our Competition

While many pharmacies offer free same day delivery, a call is often required to establish a same day delivery for a new prescription in order to take care of scheduling and payment. For example, pharmacies require a form to be filled out online and a follow up call then is required to finalize the order. Pharmacies that have a mobile app only utilize it for refill requests for prescriptions that will picked up at the pharmacy.

We know for a fact that people have very little patience with broken processes that are not on par with experiences in other industries, such as GrubHub, Postmates, Uber, Doordash, UrbanStems, etc. Modern day mobile experiences is the baseline expectation for most consumers. So while prescription delivery is available with other pharmacies, it is a hassle and akin to ordering a taxi in 2005 vs getting an Uber today.

Our Traction

We launched in August 2017.

$330	LTV
$10	Customer acquisition cost
99%	Customer retention rate
12 minutes	Our record time from order to delivery
4,500	Prescriptions filled to date
1,400	Total patients
33%	Our gross margin (vs. 14% for NowRx, a Bay Area competitor)
$30	Our gross profit per prescription (vs. $12 industry standard)

Our gross margins and gross profits are higher than most in our industry. Why? With 10+ years as a pharmacist, our Founder Areo Nazari has the industry experience to negotiate costs down.

Our Expansion Plans and Regulatory Hurdles

Our vision is to cover the entire country with two-day shipping and offer same day delivery in major cities. Because we're a pharmacy, we need a separate license to distribute in each state. Getting a new state license takes 1-2 months, and total launch time for a new city is 6 months.

If we raise $100K, we will [WHAT SPECIFIC MILESTONES WILL YOU ACCOMPLISH WITH 100K?].

Our Partners Will Help Us Expand

McKesson, a wholesale pharmaceutical company, is ranked #6 in the latest Fortune 500 list, with annual revenues of $198 billion in 2017. They provide us with all our medications. McKesson has one of the largest inventories of pharmaceuticals, which is a huge asset to us as we grow. We'll essentially be able to order any volume we need at any location.

Postmates is the largest on-demand delivery and pickup platform, operating in 550 cities across 28 states. With a recent $300 million raise, they are valued at $1.2 billion. Postmates is our on-demand delivery partner in Washington, D.C. This is a huge advantage to our growth: for every city with Postmates, we have a workforce ready to go for CaryRx deliveries.

Founder


TechBuzz

Areo Nazari

CEO and Founder

Pharmacy Manager and Business Development for Corporate Pharmacy Chains.

AND THE REST OF THE TEAM



Kaveh Abtahi

Technologist (part-time)

Seasoned IT professional, Founder/Chair- IRS Blockchain working group, Leading IRS cloud strategy



Kevin Lance

Head of Growth

Founder/CEO- Avido Mobile Accessories, Co-founder- Pinser, Expert in Business Development /Marketing



Nima Negahban

Board member / Tech Advisor (part-time)

CTO/Cofounder of Kinetica. Initial architect of cyber security firm IronNet. Investor in CaryRx.



Adam Lowry

Advisor (part-time)

Pediatric Medical Director at Heal. Oversees Heal's expansion of on-demand medical care to DC.



Gary A. Stewart

Advisor (part-time)

Regional Director at ClearScript

Interview

– COLLAPSE ALL

WF: What is CaryRx?

CR: We deliver prescriptions within one hour, at no charge, all via our mobile app directly from our pharmacy in downtown DC. A patient downloads the CaryRx app. They order a prescription with the exact same copay. It's delivered to their doorstep. We cover all of DC with free one-hour delivery. We cover Maryland and Virginia with free two-day delivery. We consider this movement to be what we call tech wellness. We're partnered with Postmates for our on-demand deliveries.

WF: Tell me more about your Postmates partnership.

CR: We're the first pharmacy to partner with Postmates for prescription delivery. They've had other opportunities to partner with pharmacies, but they've passed on those. I think they liked the set-up we had in our platform and our proprietary backend. They decided to partner with us, and it's worked out amazingly. What we love about Postmates is the ability to really scale our operations. Any city that Postmates is in is a place where we can launch and have a workforce and ready to go. It's been extremely efficient and a great experience.

WF: What is your background and how did you come up with the idea for the company?

CR: I'm a pharmacist. I have been in the industry for over ten years now. I was a pharmacy manager for both Rite Aid and Target, managing high-volume pharmacies in the Washington, DC area. I've also contributed to Target's business development for specialty pharmaceuticals, around hepatitis C and Harvoni, their high-margin, high-cost medications. We did a lot of business development with local physicians and health organizations. I have a really solid background in the industry.

While I was working for Rite Aid, I got firsthand experience with how prescription delivery was taking place in the industry. To be honest, it was completely unorganized and archaic. It was a very manual process. It wasn't advertised. The store didn't really like doing it, mostly because it wasn't their primary business model. They preferred for customers to come to the store.

Patients wanted the delivery service. Rite Aid offered it as a means of keeping customers. Delivery was only offered a few days a week. Credit cards were stored on index cards. Every time an order came in, we'd have to call a driver. The driver really didn't have an organized route. They would just call when they got there and hope the customer would be home. I saw that as a great opportunity to really try to think about how we could innovate in the pharmacy space. That's what we did.

WF: What is it about this solution that got you particularly excited?

CR: I see this as a pivotal moment. Pharmacy has been one of those industries that's really lacked innovation for many years. I see the next ten years or so as being one of those periods where multiple companies will arrive. There will be a lot of innovation in the industry itself. It is a $400 billion industry. In addition, with the pharmacy industry being robust, there are multiple potential revenue streams available for our company to penetrate. In addition to the on-demand space, we see great opportunity with long term care facilities, home healthcare companies and hospital systems.

Right now, the current competitors that we have in this space are geographically located in the Bay Area as well as New York. I think we're just in the infancy of this movement of innovative pharmacies. The cumulative market share is not even 1% yet. I see it as an early opportunity to get in and really start innovating in this space. I think it's going to be a blossoming area. There's plenty of room for growth. Right now, our closest direct competitor is in New York. That's quite a distance away. We have a huge opportunity to begin to capture the DC market and move to other markets as well.

Further, we have been approached by multiple large hospital systems with an interest in white labeling our proprietary platform, including our backend processing platform and iOS/Android mobile apps. This represents an additional revenue stream with high potential as there are extremely limited options for these hospital systems in today's market.

In addition to white labeling, we have our eyes set on a subscription model that will allow us to work directly with home health agencies to offer clinical pharmacy services in addition to automated monthly prescription delivery.

WF: How are pharmacies licensed and regulated and how does that correspond to geography? Are there any regulatory hurdles when it comes to connecting with Postmates in various cities?

CR:

You have to get licensed in every state. The process can take anywhere from 30 to 60 days. Right now, our home pharmacy is in DC, but we are licensed in Virginia and Maryland as well. Those are out-of-state licenses. In addition to offering standard delivery, we offer two-day shipping to Maryland and Virginia. Our strategy has been to offer customers both mail order and standard delivery. If we wanted to expand to all 48 states, the continental US, we could do that pretty quickly within a few months. Getting an out-of-state license is a pretty quick process. It varies state by state and generally ranges from one to two months. However, our Maryland license only took three weeks! We've recently applied for a license in Pennsylvania and the approval is pending. This will allow us to further expand our two-day shipping offering.

An idea for us would be to immediately get expansion in our mail order states and then expand our foothold in other markets. It could take roughly six months to launch a new city, including billing out regulatory, getting a license, and so forth. But the first license in the first location is always the most time-consuming, as far as getting all your licenses and contracts in place with insurance companies and so forth. The next locations won't take quite as long. It's really just a matter of each individual locality and how long it takes to get licensed through them, but it's not too lengthy of a process.

WF: What milestones have you hit since you launched?

CR: Our initial milestone was really to get to this run rate of roughly $500K, which is where we are now. Our next big milestone is to reach $1 million in revenue. We're planning to do that after this raise. We believe that we can get to that $1 million and then hit $5 million post-raise within 2018 and 2019.

We look at multiple metrics to measure growth. Some of our key metrics are revenue, our cost to acquire customers, and our lifetime value.

But pharmacy specific, we really look at our margins. Margins for us are extremely important. They basically dictate how healthy our business is. Right now, our margin's doing extremely well at about 33%. To put that in perspective, your CVS and Walgreens pharmacies can range from 25% to 30%. An independent pharmacy will be in the 22%-23% range. One of our competitors, NowRx, recently published their margin and found it to be 13% to 14%. At 33% to 34%, we're doing an excellent job of managing cost with inventories and getting a great gross margin.

An additional pharmacy stat we look at is gross profit per prescription. Right now, we're doing $30 per prescription. The industry average in growth profits is roughly $12, so we're over double the average. This didn't happen by accident. It's very deliberate and it comes with experience, knowing the industry and how to get your actual acquisition costs down. We've been able to do that successfully, and we think we can continue to do that as we grow the business.

The last big one is just looking at the number of prescriptions billed per month. That's just a basic pharmacy metric. I really look at actual growth in prescription numbers.

WF: Can you explain the entire supply line, as it comes from drug companies to get distributed and then prescribed by doctors?

CR: Manufacturers deal with drug wholesalers. The initial margin is made by drug wholesalers buying from manufacturers and then selling to pharmacies. The primary wholesaler we use is McKesson. We work with them directly to acquire our medications. We also use many secondary wholesalers to drive acquisition costs down, to increase our margin. Those wholesalers then interact with us as a pharmacy.

We're working with consumers who are also dealing with pharmacy benefit managers. Pharmacy benefit managers are essentially prescription insurance plans. If you've ever gone to a pharmacy and given them your insurance card, that is run by a pharmacy benefit manager. CVS Caremark and ExpressScripts are examples of pharmacy benefit managers. They essentially determine reimbursement rates to pharmacies. They determine how much you're reimbursed for a prescription. They distribute funds to you on behalf of a planned sponsor, which is in most cases an employer, or it can also be a government agency, such as Medicare or Medicaid. Pharmacy benefit managers typically not only deal with pharmacies, but also provide rebates for drug manufacturers and so forth. It becomes a loop in the supply chain where pharmacy benefit managers determine what's covered and what's not covered.

Right now, we're primarily working with wholesalers, benefit managers, and of course, end consumers. We make our money on margin, the cost of getting it from the wholesaler, how much we get reimbursed by the pharmacy benefit manager or for out-of-pocket services, and the cost to sell to the consumer.

WF: Will it be difficult to find different supply lines as you expand regions? ^

CR:

Being a partner of McKesson allows us to essentially order the volume we need at any location. As we open more locations, we will simply expand our partnership with McKesson and our secondary wholesalers. They would be able to provide the needed scale of inventory. It would not be an issue. The wholesalers are easily able to accommodate us. McKesson themselves are able to provide next-day delivery of needed medications to any location in the country. If we open a location in LA, for instance, at launch we could have next-day delivery from McKesson to take care of all of our inventory needs.

WF: Who are your customers? ^

CR:

Our typical customer is someone who lives in an urban setting, has a busy lifestyle, and wants easy access and convenience. I think that's what we provide really well. We also allow them to customize how the medications are delivered, whether it's with delivery notes or a specific time block or instructions. We're able to do a good job. I think that fits in well with the urban environment.

We've actually also seen a great response to our marketing campaigns from people who are 65+. That cohort surprised us. We didn't expect the 65+ group to have some of the best responses to the marketing we put out on social media, but they did. The highest-performing groups in our marketing campaigns have been the 18 to 25 groups and the 65+ groups. The 65+ groups are obviously more likely to have more medications, but we didn't know so many of them would be using Facebook or Instagram. We discovered if someone is over 65 and they're using social media, that means they're pretty comfortable with tech. If they're comfortable with tech, then downloading and using the CaryRx app is intuitive.

WF: What is the actual process for using this service? ^

CR: You'd download the CaryRx mobile app on your phone. If your doctor said, "Hey, I have four prescriptions for you," you would say, "My pharmacy is CaryRx. Can you please send it to CaryRx?" The doctor would be able to electronically prescribe it directly to CaryRx.

Once they do, it would populate in your mobile app. You would receive a notification that you have new prescriptions ready to order. Once you get that notification, you're able to actually add those prescriptions to your cart, take a picture of your insurance card, and enter any notes. You submit the order and we then return a co-pay to you. You confirm your co-pay and use your credit card to pay. Order tracking then begins.

You're able to track your order from the time it's filled in the pharmacy to when it's actually being delivered to your home. Once the prescription is out for delivery, you can track the driver on a live map all the way to your home, You're also given the option to call or text your driver. Once they're within close distance to you, much like an Uber, you receive another notification that your driver is near and that they are about to deliver the package to you. The customer is kept in the loop the entire time.

Because the entire process is automated from the backend, it's been really incredible to see how quickly we can actually get orders out the door to someone's doorstep. We've actually seen patients place an order and receive their medication in 12 minutes.

With the app, basically the sign-up takes about two minutes. You enter your name, birthdate, and email. You take a picture of your ID and of the front and back of your insurance card. Then those are automatically stored in our system electronically. If you were to place the order from your doctor's office, in most cases, that prescription will be waiting at your doorstep by the time you get home. It's this insanely fast system. It completely cuts out waiting in lines.

If you have questions or you want to say something to the pharmacist, you can chat with them in the app. You can chat with us, too. Your message comes right to us, privately and securely. We'll respond to you within seconds. It's a concierge-level pharmacy. You have someone who's always available and looking out for you.

WF: How do you think about this for that one-time user versus the users who are just getting the same prescriptions filled every day or every week on an ongoing basis? ^

CR:

We definitely want to capture both of those audiences, but obviously more importantly, you want that recurring revenue. We do have that patient in mind who has multiple prescriptions and wants to have an easy solution on a month-to-month basis. Because of that, we are introducing an automatic refill solution, which basically will allow those patients with multiple prescriptions to select which medications they get every month and essentially say, "CaryRx, just manage my refill. Make sure I always have refills. When I'm out of refills, get me new refills and ship it to me on a monthly basis." Our goal is to retain the customer with a need for monthly medications, but maybe also wants the option to get them delivered the same day. Really, it's that ultimate convenience.

It's important because when you live in a city, you have a lot of patients who work in one location and live in another. They might move every one or two years to a new address and have to change all their prescriptions over to a new pharmacy. You could suddenly have multiple prescriptions in different places, and your doctors wouldn't have a great picture of what medications you're on.

One of the reasons that customers love us is because no matter where they are in the city, they can get CaryRx delivered to them. Regardless of where they're living or where they're working, their prescriptions are always consolidated at one location. It's easy for their doctor to get a record of what they're taking. That's really important for adherence as well. We see it as a win clinically and a win for convenience.

Back to the patient who gets one or two prescriptions every once in a while, a lot of those patients tend to be younger patients who have one or two scripts. We find that they expect to have a service like CaryRx in this day and age. Going to CVS or Walgreens wouldn't occur to them. They get their food and dry cleaning delivered, so of course they're going to want to get their prescriptions delivered, too. It's just a natural way of doing things today.

People love it and they're like, "Wow, we're so happy with this. This is as impactful for me as Uber." That was one quote that really stood out from a customer. When a customer told me that, I was like, "You know what? This really is making an impact on people's lives."

In addition to using Postmates for that super-fast delivery, we also use USPS first class mail for those medications that are not as urgent. That's so key for us and such a differentiator from our competitors because it impacts our bottom line entirely. A Postmates delivery could cost $5 to $8, whereas a USPS package will cost $2.50 to $3. If we have someone on a routine delivery who over the course of a year gets medications every 30 days, we're going to save a boatload of money on that one prescription every time by sending it via USPS. Our competitors are going to continue sending with the express delivery service every time, and it's not needed.

If you're sick in bed, the last thing you want to do is wake up and go to a pharmacy. We're perfect for you. Or if you're on that routine medication and you want to regularly receive your prescription in the mail, we're perfect for you, too.

WF: You have a number of competitors like NowRx and Alto, among others. What makes CaryRx particularly unique? Why do you think this version of the service will win?

CR: Number one, we know that some of our competitors have what we would call a double entry system. Essentially, that means an order comes in on the mobile app and they have to use a separate system to place that order, or on the flip side, a prescription comes in from the doctor. They process it on their internal legacy pharmacy system and then have to re-add it to their actual proprietary back end separately. It's double the work.

We've done an integration with our proprietary back end and our legacy pharmacy system to ensure that the entire process is vertically integrated. That's important for a couple of reasons. One, it's less work, and two, you don't lose prescriptions, which is something that does happen in a double entry system. Most importantly, it allows us to be ready to scale. That's a key part of our technology that we think is a differentiator.

Also, having a pharmacist as a founder or CEO is a huge advantage. The only other company that has a founder or CEO who is a pharmacist is PillPack, who was recently acquired by Amazon, and they're more of an indirect competitor. We think having domain knowledge really sets us apart. In the end, you can't replace 10 years of experience in the industry. You have to learn the industry well to be able to really dominate it. That's going to be massively important when we scale. It really comes down to knowing how to manage your inventory, workflow, product experience, employees, and operations in general. At scale, inventory can crush a pharmacy business. Honestly, it can actually crush a business even when there's just one or two stores, but especially at scale. Having that experience is really going to be valuable to the company as we grow.

I think PillPack's done a great job of branding, product, and customer experiences. In the future, we will have the option of having a PillPack experience within CaryRx. I don't see that as being a necessity for a core business model. I think more importantly, we're concentrating on our fulfillment process, our experience, and just tech wellness in general.

WF: Do you have a good idea of cost to customer acquisition and lifetime value?

CR:

Right now, our customer acquisition costs are about $10. The lifetime value of a customer is probably $300. We've done a great job of really narrowing down our marketing efforts. We know how people react to our ads, and how to really target the right person. When we started out, it was as high as $40 or $50. We've been able to get that down to below $10. Right now, our margin is roughly 33%.

WF: You want to get to $1 million by the end of the year and be on your way to $5 million in 2019. How do you plan to do that?

CR:

Right now, we have an engine that's ready to really roar. We plan to use the raise itself to help pump money into marketing. We want to expand on our marketing efforts. At this point, we've done a great job of learning what channels work and what channels don't work. We're really going to use this first round of fundraising to capture the DC market. That's going to include an increase in marketing, staffing, and brand awareness campaigns. In addition, our logistics are extremely efficient while our overall costs are lean and low.

WF: How do you think about the other innovations in pharmacy? How are you managing to think beyond the next one or two years and about the evolution of the pharma market in general?

CR: There is a lot of innovation going on right now. There are also companies trying to innovate in the vitamin space as far as combining vitamins into one capsule and doing a lot of cool things in different spaces. There are a lot of different segments within supply chains that are ripe for disruption.

For us, we see it as an opportunity to have some really high-level ideas and build on them as we go into the next few years. As far as long-term road maps go, without really giving out too many details, our overall goal is to move the concentration away from this focus and start looking at the industry itself and say, "How can we help fix the issue with drug pricing? How can we help fix the issues within the supply chain?"

We have some great ideas. A lot of it has to do with price transparency in the supply chain. Believe it or not, there's zero transparency from the top to the bottom of the supply chain. In other words, we as a pharmacy don't know what the actual acquisition costs were for wholesalers. Insurance companies don't know what we are acquiring medication for. It's basically one big cloud of secrecy that is going on. Because of that, there's a game of market arbitrage going on where everyone tries to create their own margin through lower acquisition rates, but there's a better way.

We think we have some great ideas on how to achieve that. The long-term goal is really to create a price transparency market while going after enterprise business accounts to increase flow directly to our pharmacy, as opposed to going after individual consumers. We think it's a concept of really improving the wellness of our patients and pricing. Right now, drug pricing is extremely high in this country. We have some very focused goals on our roadmap to address that and offer a better path to transparency.

WF: What geographic coverage do you have right now and how you think about expansion across the country?

CR: Right now, we are serving all of Washington, DC with same-day delivery. We're also serving all of Virginia and all of Maryland with two-day shipping. We've applied for a Pennsylvania license and the application is currently pending. We think we can initially, after raising this round of funding, expand our mail order operation state by state and eventually start moving to other cities. This first round, really our goal is to expand our same-day delivery in DC, as well as two-day shipping in Maryland, Virginia, and Pennsylvania, and then start moving on to other mail order states.

Once we get to the next round of fundraising, we can then look at having other locations in other large markets. It could be anywhere along the east coast. It could be in the south. Right now, our competitors are only in New York and the Bay area. There are plenty of opportunities to expand. I think that right now, all of us in the on-demand pharmacy delivery space are just a small piece of the pie. There's plenty of market share left for all the competitors on three kinds of successful companies.

WF: What is the ultimate goal here? In five or ten years or sooner, how do you guys envision the endgame of CaryRx?

CR: I would say the long-term goal is to have coverage of the entire country with two-day shipping or mail order in general, as well as a presence in the majority of major cities. We also aim to have a pharmacy benefit manager that can help us move toward acquiring employer accounts and giving benefits to those employers for using our pharmacies. That essentially becomes a B2B play as opposed to a B2C play. We think that's a crucial part of our growth. That's not really a unique business model. That's something you're seeing CVS, Walgreens, and Rite Aid take part in now. CVS is doing the best job of that. Caremark has the largest current market share of the pharmacy benefit management space. That's part of our long-term goal, to really expand and offer a unique service for those employers, in terms of data analytics, convenience for their employers, increased adherence, and price transparency.

WF: Tell me more about the partnership with employers or partners in general. How does that work?

CR: There are just really two pieces to it. In the short term, we could definitely partner with existing insurance plans or co-ops and offer an incentive for their customers to fill with CaryRx. Right now, the primary concern for many healthcare providers is making sure their patients take their medication properly. That's referred to as adherence. We think that in general it's been shown that home delivery can increase adherence by roughly 40%. There's something to be said about a test for home delivery approach. In the short term, it's definitely an opportunity to partner with employers, health co-ops, and hospital systems to serve their patients directly and offer them a home delivery option that's unparalleled.

In the long term, you're talking about managing pharmacy benefits. That means managing formulary, clinical benefits, and clinical initiatives for an employer. In other words, going to Google and saying, "Hey, Google, we'll handle your pharmacy benefit management. You can continue to use your current medical insurance plan. We're going to give you the best rates possible and it's going to be transparent pricing. You're going to save money on your total cost of prescriptions. As an additional benefit, you're going to have access to CaryRx and you're going to get same-day delivery and two-day shipping." And we'd offer other initiatives, such as portals for their providers and so forth, that can really help with adherence. From that perspective, you're becoming more of a B2B play that's looking to acquire accounts. That can really help the top lines when you're really trying to expand operation scale nationally.

WF: What are you guys worried about? What keeps you up at night?

CR: I would say right now our primary concern is raising funds. It's like any other startup where you need to make sure you have enough money to spend on marketing and operations. That's why we're working with Wefunder, because we believe it's the best, most straightforward path right now in terms of growth. Where we are in our life cycle of the company, I think it makes the most sense. Especially for a business like ours, you need a good amount of capital to really just get the word out there and expand the business.

WF: What are your marketing tactics?

CR: It's easiest to go to a group of people and say, "Hey, you guys should use us," and get that group onboard. It's a lot cheaper and easier. We've partnered with one of the biggest property management companies in DC. They have 30+ buildings in the city. Whenever a new resident moves in, they have a list of preferred partners for them. This includes preferred restaurants, preferred dry cleaners, and then us, and we are their one and only pharmacy partner. We're getting a lot of business from them.

On top of that, we also work with quite a few doctors who do on-demand calls. For instance, there's an app right now out there called Heal. For $99, they'll send a doctor to your home or office if you're not feeling well. They will come to you and do a full office visit. That's great, except when they give you a prescription, and you're at home sick. You then have to go and get the prescription. But not anymore. Not only will the doctor come to you, but we'll also follow up with a prescription that comes to you by CaryRx. We've been in talks with them for quite a few months now. We do work with a couple of local on-demand doctors in DC. It's an awesome opportunity and it's a great experience for the customer as well.

On the social media side, we've done quite a few campaigns on Facebook and Instagram. We've been able to cut down our costs significantly just by doing a lot of A/B testing and seeing what works. Obviously, a big portion of capital that we raise will go towards marketing. I love the model because word-of-mouth helps insanely. People often tell their friends about us once they've used our service. That's huge.

Lastly, I want to mention providers. We're on the street typically going to providers, meeting with these doctors and saying, "Hey, you really should recommend us to patients because we're here to help. If you want to have this great service and offer a concierge-type service, we fit in with that model as well." Concierge doctors are key for us. We want to be known by providers who do a high volume of scripts and are constantly recommending pharmacies. We're all over the place. We always have our feet deep in something in terms of marketing. I think that's going to be key for us, frequently focusing on what works and doubling down on what brings us the most customers.

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1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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